Exhibit 10.1

WAIVER TO CREDIT AGREEMENT

THIS WAIVER TO CREDIT AGREEMENT (this “Waiver”), dated as of May 6, 2016, is entered into among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the lenders signatory hereto (collectively, the “Lenders”), and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”).

BACKGROUND

A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (said Credit Agreement, as heretofore amended, modified and supplemented, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B. The Borrower has entered into that certain Agreement and Plan of Merger dated as of February 24, 2016, among the Borrower, The Southern Company, a Delaware corporation (“Southern”), and PSMS Corp., a Delaware corporation, whereby upon closing of the transaction and merger described in such agreement, Southern will acquire 100% of the Equity Interests of the Borrower (such acquisition, the “Southern Acquisition”). The Southern Acquisition would result in an Event of Default under Section 8.01(k) of the Credit Agreement (the “Southern Acquisition Default”).

C. The Borrower has informed the Lenders that it failed to comply with Section 7.12(a) of the Credit Agreement, Fixed Charge Coverage Ratio, for the Fiscal Quarter ended March 31, 2016, which resulted in an Event of Default under Section 8.01(b) of the Credit Agreement (the “Fixed Charge Coverage Default”).

D. The Borrower has also informed the Lenders that PowerSecure will obtain a loan from a Subsidiary of Southern in a principal amount not to exceed $25,000,000, the proceeds of which will be used by the Borrower and its Subsidiaries to pay expenses incurred in connection with the Southern Acquisition and other working capital needs (the “Southern Loan”). The incurrence of the Indebtedness in respect of the Southern Loan is not permitted under Section 7.03 of the Credit Agreement, and the incurrence of such Indebtedness would result in an Event of Default under Section 8.01(b) of the Credit Agreement (the “Southern Loan Default”).

E. The Borrower has requested that the Lenders waive the Southern Acquisition Default, the Fixed Charge Coverage Default and the Southern Loan Default. The Lenders have agreed to waive the Southern Acquisition Default, the Fixed Charge Coverage Default and the Southern Loan Default, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Agent covenant and agree as follows:

1. WAIVER. Subject to the conditions of effectiveness set forth in Section 4 hereof and the termination set forth in Section 2 hereof, the Lenders hereby waive the Southern

Acquisition Default, the Fixed Charge Coverage Default and the Southern Loan Default. The waiver provided in the immediately preceding sentence shall not affect any other terms or provisions of the Credit Agreement or any other Loan Documents.

2. TERMINATION. This Waiver (except with respect to the Fixed Charge Coverage Default) shall automatically terminate and be of no further force or effect if the Borrower and the Lenders fail to execute an amendment to the Credit Agreement within 30 days of the closing of the Southern Acquisition satisfactory to the Borrower and the Lenders, which amendment shall contain revisions to the Credit Agreement outlined on Exhibit A attached to this Waiver.

3. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to this Waiver:

(a) the representations and warranties contained in Article V the Credit Agreement and the other Loan Documents (i) that contain a materiality qualification are true and correct in all respects on and as of the date hereof as if made on and as of such date, and (ii) that do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects or in all material respects, as applicable, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement; and

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

4. CONDITIONS TO EFFECTIVENESS. This Waiver shall be effective upon satisfaction or completion of the following:

(a) the Administrative Agent shall have received counterparts of this Waiver executed by each of the Lenders;

(b) the representations and warranties set forth in Section 3 of this Waiver shall be true and correct as of the date of this Waiver;

(c) the Administrative Agent shall have received counterparts of this Waiver executed by the Borrower and acknowledged by each Guarantor; and

(d) the Administrative Agent shall have received in immediately available funds a waiver fee for each Lender in an amount equal to the product of (i) 0.25% and (ii) the sum of (x) each such Lender’s Revolving Commitment and (y) the Outstanding Amount of Term Loans owed to each such Lender, in each case as of the date of this Waiver.

5. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Waiver.

(b) Except as expressly set forth herein, this Waiver shall not (i) by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, or (ii) alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

6. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Waiver and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Waiver, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Waiver or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

8. EXECUTION IN COUNTERPARTS. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Waiver, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

9. GOVERNING LAW; BINDING EFFECT. This Waiver shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Waiver or any other Loan Document, and any prohibited assignment shall be null and void.

10. HEADINGS. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS MODIFIED BY THIS WAIVER, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Waiver is executed as of the date first set forth above.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Chief Financial Officer

CITIBANK, N.A., as Administrative Agent and Lender

By:	/s/ D. Sowards
Name:	Debbie Sowards
Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Steven G. Bullard
Name:	Steven G. Bullard
Title:	Senior Vice President

ACKNOWLEDGED AND AGREED:

POWERSECURE, INC.

POWERSERVICES, INC.

ENERGYLITE, INC.

UTILITYENGINEERING, INC.

UTILITYDESIGN, INC.

REID’S TRAILER, INC.

POWERSECURE SOLAR, LLC

INNOVATION ENERGIES, LLC

SOLAIS LIGHTING, INC.

POWERSECURE LIGHTING, LLC

By:	/s/ Eric Dupont
Eric Dupont
Chief Financial Officer for all

EXHIBIT “A”

Summary of Revisions to Credit Agreement referred to in Section 2 of Waiver

1. Definition of Consolidated EBITDA will be revised to add back one-time costs of the Borrower in connection with the Southern Acquisition in an amount to be mutually agreed upon between the Borrower and the Lenders.

2. Definition of Change of Control will be revised to account for the new ownership by Southern by providing that a Change of Control will include (a) a person or group acquiring more than 35% of the Voting Equity Interests of Southern and (b) Southern failing to own 100% of the Equity Interests of the Borrower.

3. Section 7.12(c), Consolidated Net Worth, will be revised to (a) delete “September 30, 2014” and insert “June 30, 2016” in lieu thereof, (b) delete “$142,066,409” and insert an amount not less than the Consolidated Net Worth reflected on the opening balance sheet minus $21,000,000 in lieu thereof, and (c) delete “December 31, 2014” and insert “December 31, 2016” in lieu thereof.

4. Section 7.03, Indebtedness, will be revised to permit the Borrower to permit the Southern Loan; provided the Southern Loan shall be payable with respect to interest only prior to March 31, 2017.

5. Section 7.06, Restricted Payments, will be revised to prohibit the payment of cash Dividends by the Borrower and the purchase of Equity Interests of the Borrower.

6. Section 7.12(b), Debt to Capitalization Ratio, will be revised by deleting “0.25 to 1.00” and inserting “0.20 to 1.00”.

7. Revisions will be made to the Credit Agreement to update the Credit Agreement to add market European Union Bail-In, sanction and anti-corruption provisions.

8. Section 6.01(a), Fiscal Year financial statements, will be revised to provide that the audited financial statements for the Fiscal Year ending December 31, 2016 shall only be for the period from and including May 9, 2016 through December 31, 2016.

9. Such other revisions to the Credit Agreement as mutually agreed upon by the Borrower and the Lenders.